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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
eMerge Interactive, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of eMerge Interactive, Inc. of our report dated February 7, 2000 (except for Note 14 which is as of February 27, 2000), relating to the consolidated balance sheets of eMerge Interactive, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999 and to the reference to our firm under the heading "Experts" in the prospectus, which report appears in the December 31, 1999 annual report on Form 10-K of eMerge Interactive, Inc.


                                                  /s/ KPMG LLP
                                                  ------------


Orlando, Florida
June 22, 2000